UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2011
Date of Report (Date of earliest event reported)

SEVEN ARTS PICTURES PLC
(Exact name of registrant as specified in its charter)

England	333-158669	[Not Applicable]
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Hertford Street, London, UK  W1J7SG
(Address of principal executive offices) (Zip Code)

44 (203) 006-8222
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2011, Simon Clement-Davies was appointed as an independent board director and Chairman of the Audit Committee of the Seven Arts’ Board of Directors.  Mr. Clement-Davies is Oxford educated and has a strong banking and media background. He started his career in mergers and acquisitions, working in this arena for over a decade, first for Hill Samuel & Co Limited and then for Henry Ansbacher & Co Limited. Mr. Clement-Davies was then appointed a Vice President at Bankers Trust (Deutsche Bank), where he ran the media group in London for five years, numbering many of Europe’s largest media companies amongst his clients. Since 1998 Mr. Clement-Davies has pursued an independent career as a producer and a distributor. He has been involved in the release of over 30 feature films, including several Oscar winners (‘Gods & Monsters’, ‘The Last Days’), and produced the first series of full-length concerts in Hi Definition, broadcast on Virgin One. Starting in 2008, Mr. Clement-Davies became a Senior Advisor to the boutique merchant bank Augusta & Co.

There are no family relationships between Mr. Clement-Davis and any other director or officer of Seven Arts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SEVEN ARTS PICUTRES PLC

By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer

January 12, 2011